WARRANT AGREEMENT

SUMMA METALS CORP, a Nevada corporation (the "Company"), and American Securities Transfer & Trust, Inc. (AST), 1825 Lawrence Street, Suite 444, Denver, Colorado 80202, a Colorado corporation
(Warrant Agent), agree as follows:

     1. Purpose. The Company proposes to publicly offer and issue 510,000 units (the "Units"), each Unit consisting of (i) one share of the Company's $.001 par value common stock (the "Shares") and (ii) one A warrant permitting the purchase of one Share (the "A Warrant"), and one B warrant permitting the purchase of one Share, (the "B Warrant").

     2. Warrants. Each A Warrant will entitle the registered holder (the "Warrant Holder") to purchase from the Company one Share at $8.00 per Share. Each B Warrant will entitle the Warrant Holder to purchase from the Company one Share at $7.00 per Share. The price at which the Warrants may be exercised is hereinafter referred to as the "Exercise Price." Any Warrant Holder may exercise all or any number of Warrants resulting in the purchase of a whole number of Shares.

     3. Exercise Period. The A Warrants may be exercised at any time during the period commencing __________, 199_ and ending at 3:00 p.m., Denver Colorado time on __________, 199_ (the "A Warrant Expiration Date"). The B Warrants may be exercised at any time during the period commencing , 199_ , and ending at 3:00 P.M. Denver Colorado time on __________, 2000 (the "B Warrant Expiration Date"), except as changed by Section 12 of this Agreement. After each respective Expiration Date, any unexercised Warrants will be void and all rights of Warrant Holders shall cease.

     4. Non-Detachability. A Warrant Certificate may not be detached from a Share certificate contained in a Unit until after __________, 199_. Until such time a Warrant Certificate may be split up, combined, exchanged or transferred on the books of the Warrant Agent only together with a Share Certificate. After __________, 199_, a Warrant Certificate may be split up, combined, exchanged or transferred on the books of the Warrant Agent.

     5. Certificates. The Warrant Certificates shall be in registered form only and shall be substantially in the form set forth in Exhibit "A" attached to this Agreement. Warrant Certificates shall be signed by, or shall bear the facsimile signature of, the President or a Vice President of the Company and the Secretary or an Assistant Secretary of the Company and shall bear a facsimile of the Company's corporate seal. If any person, whose facsimile signature has been placed upon any Warrant Certificate or the signature of an officer of the Company, shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate shall be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer. Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the



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preparation  of  such  Warrant  Certificate  shall  be  a  proper officer of the
Company to sign such Warrant Certificate even though such person was not such an officer upon the date of the Agreement.

     6. Countersigning. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent hereby is authorized to countersign and deliver to, or in accordance with the instructions of, any Warrant Holder any Warrant Certificate which is properly issued.

     7.  Registration  of Transfer and  Exchanges.  Subject to the provisions of
Section 4, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon records maintained by the Warrant Agent for such purpose upon surrender of such Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Warrant Holder or a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of and to the transferee and the surrendered Warrant Certificate shall be canceled.

     8.  Exercise of Warrants.

         a. Any one Warrant or any multiple of one Warrant evidenced by any Warrant Certificate may be exercised upon any single occasion on or after the Exercise Date, and on or before the Expiration Date. A Warrant shall be exercised by the Warrant Holder by surrendering to the Warrant Agent the Warrant Certificate evidencing such Warrant with the exercise form on the reverse of such Warrant Certificate duly completed and executed and delivering to the Warrant Agent, by good check or bank draft payable to the order of the Company, the Exercise Price for each Share to be purchased.

         b. Upon receipt of a Warrant Certificate with the exercise form thereon duly executed together with payment in full of the Exercise Price for the Shares for which Warrants are then being exercised, the Warrant Agent shall requisition from any transfer agent for the Shares, and upon receipt shall make delivery of, certificates evidencing the total number of whole Shares for which Warrants are then being exercised in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Warrant Holder. Such certificates for the Shares shall be deemed to be issued, and the person whom such Shares are issued of record shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur, provided that if the books of the Company with respect to the Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a record holder of such Shares, as of the date on which such books shall next be open (whether before, on or after the

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         Expiration  Date) but at the Exercise Price,  whichever shall have last occurred, to the Warrant Agent.

         c. If less than all the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with, transfer instructions properly given by the Warrant Holder until the Expiration Date.

         d. All Warrant Certificates surrendered upon exercise of the Warrants shall be canceled.

         e. Upon the exercise, or conversion of any Warrant, the Warrant Agent shall promptly deposit the payment into an escrow account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank. All funds deposited in the escrow account will be disbursed on a weekly basis to the Company once they have been determined by the Warrant Agent to be collected funds. Once the funds are determined to be collected, the Warrant Agent shall cause the share certificate(s) representing the exercised Warrants to be issued.

         f. Expenses incurred by American Securities Transfer & Trust, Inc. while acting in the capacity as Warrant Agent will be paid by the Company. These expenses, including delivery of exercised share certificate to the shareholder, will be deducted from the exercise fee submitted prior to distribution of funds to the Company. A detailed accounting statement relating to the number of shares exercised, names of registered Warrant Holder(s) and the net amount of exercised funds remitted will be given to the Company with the payment of each exercise amount.

         g. At the time of exercise of the Warrant(s), the transfer fee is to be paid by the Company. In the event the shareholder must pay the fee and fails to remit same, the fee will be deducted from the proceeds prior to distribution to the Company.

     9. Taxes. The Company will pay all taxes attributable to the initial issuance of Shares upon exercise of Warrants. The Company shall not, however, be required to pay any tax which may be payable in respect to any transfer involved in any issue of Warrant Certificates or in the issue of any certificates of Shares in the name other than that of the Warrant Holder upon the exercise of any Warrant.

     10. Mutilated or Missing Warrant Certificates. On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of


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Warrants.  In   the   case   of  loss,  theft   or  destruction  of any  Warrant
Certificate,   the  Registered  Owner  requesting  issuance  of  a  new  Warrant
Certificate shall be required to secure an indemnity bond from an approved surety bonding company. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and canceled by the Warrant Agent prior to delivery of a new Warrant Certificate. Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

     11. Reservation of Shares. For the purpose of enabling the Company to satisfy all obligations to issue Shares upon exercise of Warrants, the Company will at all times reserve and keep available free from preemptive rights, out of the aggregate of its authorized but unissued shares, the full number of Shares which may be issued upon the exercise of the Warrants, which will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     12. Governmental Restrictions. If any Shares issuable upon the exercise of Warrants require registration or approval of any governmental authority, the Company will endeavor to secure such registration or approval; provided that in no event shall such Shares be issued, and the Company shall have the authority to suspend the exercise of all Warrants, until such registration or approval shall have been obtained; but all Warrants, the exercise of which is requested during any such suspension, shall be exercisable at the Exercise Price. If any such period of suspension continues past the Expiration Date, all Warrants, the exercise of which have been requested on or prior to the Expiration Date, shall be exercisable upon the removal of such suspension until the close of business on the business day immediately following the expiration of such suspension.

     13. Adjustments. If prior to the exercise of any Warrants, the Company shall have effected one or more stock split-ups, stock dividends or other increases or reductions of the number of shares of its $.001 par value common stock outstanding without receiving compensation therefore in money, services or property, the number of shares of common stock subject to the Warrant granted shall, (i) if a net increase shall have been effected in the number of outstanding shares of the Company's common stock, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of outstanding shares of the Company's common stock, be proportionately reduced and the cash consideration payable per share be proportionately increased.

     14. Notice to Warrant Holders. Upon any adjustment as described in Section 13, the Company within 20 days thereafter shall (i) cause to be filed with the Warrant Agent a certificate signed by a Company officer setting forth the details of such adjustment, the method of calculation and the facts upon which


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such  calculation  is  based,  which  certificate shall  be conclusive  evidence of the correctness of the matters set forth therein, and (ii) cause written notice of such adjustments to be given to each Warrant Holder as of the record date applicable to such adjustment. Also, if the Company proposes to enter into any reorganization, reclassification, sale of substantially all of its assets, consolidation, merger, dissolution, liquidation or winding up, the Company shall give notice of such fact at least 20 days prior to such action to all Warrant Holders which notice shall set forth such facts as indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares or other securities and property deliverable upon exercise of the Warrants. Without limiting the obligation of the Company hereunder to provide notice to each Warrant Holder, failure of the Company to give notice shall not invalidate any corporate action taken by the Company.

     15. No Fractional Warrants or Shares. The Company shall not be required to issue fractions of Warrants upon the reissue of Warrants, any adjustments as described in Section 13 or otherwise; but the Company in lieu of issuing any such fractional interest, shall round up or down to the nearest full Warrant. If the total Warrants surrendered by exercise would result in the issuance of a fractional share, the Company shall not be required to issue a fractional share but rather the aggregate number of shares issuable will be rounded up or down to the nearest full share.

     16. Rights of Warrant Holders. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates. The Company and the Warrant Agent may treat the registered Warrant Holder in respect of any Warrant Certificates as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

     17. Warrant Agent. The Company hereby appoints the Warrant Agent to act as the agent of the Company and the Warrant Agent hereby accepts such appointment upon the following terms and conditions by all of which the Company and every Warrant Holder, by acceptance of his Warrants, shall be bound:

         a. Statements contained in this Agreement and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describes the Warrant Agent or for action taken or to be taken by the Warrant Agent.

         b. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant Certificates.

         c. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and

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



         the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

         d. The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         e. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and all other charges of any kind or nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for this Agreement except as a result of the Warrant Agent's negligence or bad faith.

         f. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suit or legal proceeding, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgement shall be for the ratable benefit of the Warrant Holders as their respective rights or interest may appear.

         g. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.


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



     18. Successor Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act of a party or the parties hereto. In any such event or if the name of the Warrant Agent is changed, the Warrant Agent or such successor may adopt the countersignature of the original Warrant Agent and may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent.

     19. Change of Warrant Agent. The Warrant Agent may resign or be discharged by the Company from its duties under this Agreement by the Warrant Agent or the Company, as the case may be, giving notice in writing to the other, and by giving a date when such resignation or discharge shall take effect, which notice shall be sent at least 30 days prior to the date so specified. If the Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Warrant Holder or after discharging the Warrant Agent, then any Warrant Holder may apply to the District Court for Denver County, Colorado, for the appointment of a successor to the Warrant
Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such Court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such Court, shall be a bank or a trust company, in good standing, organized under the laws of the State of Colorado or of the United States of America, having its principal office in Denver, Colorado and having at the time of its appointment as Warrant Agent, a combined capital and surplus of at least four million dollars. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it thereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for effecting the delivery or transfer. Failure to give any notice provided for in the section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     20. Notices. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

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                               Summa Metals Corp.
                       28281 Crown Valley Parkway, Ste 225
                          Laguna Niguel, Ca, 92677-1461

         Any notice or demand authorized by this Agreement to be given or made by any Warrant Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                       American Securities Transfer & Trust, Inc.
                             1825 Lawrence Street, Suite 444
                                  Denver, CO 80202-1817

         Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

     21. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Warrant Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable.

     22. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     23. Termination. This Agreement shall terminate at the close of business on the Expiration Date or such earlier date upon which all Warrants have been exercised; provided, however, that if exercise of the Warrants is suspended pursuant to Section 12 and such suspension continues past the Expiration Date, this Agreement shall terminate at the close of business on the business day immediately following expiration of such suspension. The provisions of Section 17 shall survive such termination.

     24. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said State.

     25. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than the

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Company, the Warrant Agent and the Warrant Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrant Holders.

     26. Counterparts. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

Date: September   , 1998

                                                        Summa Metals Corp.
                                                        a Nevada corporation



                                                     By:_______________________

SEAL


ATTEST:



___________________________
Secretary:


                                      American Securities Transfer & Trust, Inc.
                                                 a Colorado corporation


                                           By:__________________________________

                                                          Vice President
SEAL


ATTEST:


____________________________
Secretary:

                                        9


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EXHIBIT A

UNIT NUMBER                      UNIT CERTIFICATE                      UNITS
------------  EACH UNIT CONSISTS OF ONE SHARE OF COMMON STOCK AND   -----------
|          |         ONE A COMMON STOCK PURCHASE WARRANT AND        |         |
|          |           ONE B COMMON STOCK PURCHASE WARRANT          |         |
------------                                                        -----------

                               SUMMA METALS, CORP.
               Incorporated under the Laws of the State of Nevada

THIS CERTIFIES that, for value received                CUSIP ______________
                                        See reverse side for certain definitions


or registered assignor (the "Registered Holder"), is the owner of the number of units (the "Units") specified above, each of which consists of one (1) share of Common Stock, no par value per share (the "Common Stock"), of Summa Metals, Corp., a Nevada corporation (the "Company"), and one (1) A Common Stock Purchase Warrant and one (1) B Common Stock Purchase Warrant (each, "Warrant" or, collectively, the "Warrants"). The Common Stock and Warrants included in the Units will not be separately transferable until 90 days after the date of the prospectus or such earlier date as the Company may determine. The Warrants are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ________, 1998 by and between the Company and American Securities Transfer & Trust, Inc., the Warrant Agent and the Transfer Agent and Registrar. The Warrant Agreement provides, among other things, for adjustments to the Purchase Price, as that term is hereinafter defined, and the number of shares of Common Stock which may be purchased upon exercise of the Warrants under certain circumstances. Each Warrant entitles the Registered Holder to purchase one (1) fully paid and nonassessable share of Common Stock at a price of $________ (The "Purchase Price") until _________, 2003. Warrants are not immediately exercisable and can not be transferred separately from the shares until ____________, 1999.
     The Company will determine the date (the "Separation Date") on which to separate the Common Stock and Warrants included in the Units. Commencing on the Separation Date, the Registered Holder is entitled to exchange this Unit Certificate for separate certificates representing the number of shares of Common Stock and the Warrants comprising the Units represented by this Unit Certificate upon surrender of this Unit Certificate to the Transfer Agent and Registrar at the office of the Transfer Agent and Registrar, together with any documentation required by the Transfer Agent and Registrar. This Unit Certificate is exchangeable upon surrender hereof by the Registered Holder to the Transfer Agent and Registrar for a new Certificate(s) of like tenor representing an equal aggregate number of Units. Each of such new Unit Certificates shall represent the number of Units as shall be designated by such Registered Holder at the time of such surrender. This Unit Certificate shall be transferable at the office of the Transfer Agent and Registrar by the Registered Holder in person or by attorney duly authorized in writing upon surrender of this Unit Certificate. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incidental thereto for registration of transfer of this Unit Certificate at such office, a new Unit Certificate(s) representing an equal aggregate number of Units will be issued to the transferee in exchange for this Unit Certificate.

     Prior to due presentment for registration of transfer hereof, the Company and the Transfer Agent and Registrar may deem and treat the Registered Holder as the absolute owner hereof and of each Unit represented hereby (notwithstanding any notations of ownership or writing hereof made by anyone other than a duly authorized officer of the Company or the Transfer Agent and Registrar) for all purposes and shall not be affected by any notice to the contrary.
     Notwithstanding anything herein or in the Warrant Agreement to the contrary, the Warrants shall not be exercisable with respect to the purchase of any securities (a) unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is then current and effective or an exemption from the registration provisions thereof is available and (b) by any person residing or domiciled in any state or other jurisdiction where registration or qualification of such securities is required in the absence of such registration or qualification.
     A full statement of the designations, relative rights, preferences, and limitations applicable to each class of shares or different series within a class which the Company is authorized to issue and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) will be furnished to shareholders upon request and without charge by the Company.
     This Unit Certificate shall be governed by and construed in accordance with the laws of the State of Georgia without giving affect to conflicts of laws.
     This Unit Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. WITNESS the facsimile signatures of the officers of the Company and its corporate seal.

                               SUMMA METALS. CORP.


Dated:



                                By:
                                        Secretary



                                By:
                                                President

                         (SUMMA METALS CORPORATE SEAL)

                               SUMMA METALS, CORP.

                 TRANSFER FEE: $20.00 PER NEW CERTIFICATE ISSUED

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written in full according to applicable laws or regulations:

TEN COM _as tenants in common              UNIF GIFT MIN ACT_....Custodian......
TEN ENT _as tenants by the entireties                        (Cust)      (Minor)
JT TEN  _as joint tenants with right of            under Uniform Gifts to Minors
          survivorship and not as tenants          Act .........................
          in common                                              (State)

     Additional abbreviations may also be used though not in the above list.

                        STOCK AND WARRANTS EXCHANGE FORM

(To Be Executed by the Registered Holder to exercise the rights to exchange this Unit Certificate for that number of shares of Common Stock and Warrants evidenced by the Unit Certificate).

     The undersigned hereby irrevocably tenders this Unit Certificate in exchange for ________________ Shares of the Common Stock and Warrants of Summa Metals, Corp. pursuant to and in accordance with the terms and conditions of this Unit and requests that certificates be issued in the names of and in the denomination as follows:
________________________________________________________________________________

________________________________________________________________________________

and be delivered to ____________________________________________________________

at the address set forth below and if such number of Shares and Warrants shall not be all of the Shares and Warrants to which the holder is entitled to hereunder, that Certificate(s) of like tenor for the balance of the remaining Shares and Warrants to which the holder is entitled to hereunder be delivered to the undersigned at the address set forth below.

Dated:_________________________________ Signature:______________________________

Address:_______________________________ Signature Guaranteed:___________________

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

_____________________________

Please refer to Signature and Signature Guarantee Information Below

                                   ASSIGNMENT
                    (To be Executed by the Registered Holder
                            in Order to Assign Units)

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

_____________________________

FOR VALUE RECEIVED,_______________________________________________ hereby sells,

assigns and transfers unto______________________________________________________

________________________________________________________________________________
               (Please Print Name and Address Including Zip Code)

               __________________________________________________
                            (Insert Number of Units)

of the  Units  represented  by this Unit  Certificate,  and  hereby  irrevocably constitutes and appoints _______________________________________________________

________________________________________________________________________________
Attorney to transfer this Unit Certificate on the books of the Company, with full power of substitution in the premises.

Dated: _______________________ Signature  X ____________________________________

Signature(s) Guaranteed:                  X ____________________________________

______________________________________

The signature to the exchange or the assignment must correspond to the name as written upon the face of this Unit Certificate in every particular, without alteration or enlargement or any change whatsoever and must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

Reference is made to the Warrant Agreement referred to on the front side hereof and the provisions of such Warrant Agreement shall for all purposes have the same effect as though fully set forth on the front of this certificate. ??